SCHNEIDER WEINBERGER LLP
                           2499 GLADES ROAD, SUITE 108
                              BOCA RATON, FL 33431

                                                                    July 1, 2003

TMI Holdings, Inc.
11924 Forest Hill Boulevard
Suite 22-204
Wellington, FL  33414

         RE: REGISTRATION STATEMENT ON FORM S-8 (THE "REGISTRATION STATEMENT"); TMI HOLDINGS, INC. (THE "COMPANY")
              TMI HOLDINGS, INC. 2003 QUALIFIED SECURITIES PLAN
              TMI HOLDINGS, INC. 2003 NON-QUALIFIED SECURITIES PLAN
                (COLLECTIVELY THE "PLANS")
Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission ("Commission") with respect to the registration by the Company and the resale of an aggregate of up to 6,000,000 shares of Common Stock, $.01 par value per share of the Company (the "Shares"). The Shares are covered by the Registration Statement and consist of up to 6,000,000 shares issuable pursuant to the Plans.

         In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Articles of Incorporation and By-Laws, the Plans and various other agreements and option awards, corporate minutes provided to us by the Company and such other documents and instruments as we deemed necessary. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

         Subject to and in reliance upon the foregoing, we are of the opinion that the Shares to be issued as restricted stock grants and/or upon exercise of options granted and to be granted under the Plans, when issued in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.

                            Very truly yours,

                            /s/ SCHNEIDER WEINBERGER LLP
                            SCHNEIDER WEINBERGER LLP